                                                                       Exhibit b


                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                           DOMINI INSTITUTIONAL TRUST


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     The terms "COMMISSION", "DECLARATION", "DISTRIBUTOR", "INVESTMENT ADVISER", "MAJORITY SHAREHOLDER VOTE", "1940 ACT", "SHAREHOLDER", "SHAREHOLDER SERVICING AGENT", "SHARES", "TRANSFER AGENT," "TRUST", "TRUST PROPERTY", "TRUSTEES" and "TRUSTEES EMERITUS" have the respective meanings given them in the Amended and Restated Declaration of Trust of Domini Institutional Trust dated as of May 15, 2001, as in effect from time to time.

                                   ARTICLE II

                                     OFFICES
                                     -------

     SECTION 1. PRINCIPAL OFFICE. Until changed by the Trustees, the principal
     ---------------------------
office of the Trust shall be 536 Broadway, 7th Floor, New York, New York 10012. The Trust shall maintain a registered agent for service of process in the Commonwealth of Massachusetts unless such maintenance is not required by law.

     SECTION 2. OTHER OFFICES. The Trust may have offices in such other places
     ------------------------
without as well as within the Commonwealth of Massachusetts as the Trustees may from time to time determine.

                                   ARTICLE III

                                  SHAREHOLDERS
                                  ------------

     SECTION 1. MEETINGS. Meetings of Shareholders may be called at any time by
     -------------------
a majority of the Trustees and shall be called by any Trustee upon written request, which shall specify the purpose or purposes for which such meeting is to be called, of Shareholders holding Shares representing in the aggregate not less than one-third of the voting power of the outstanding Shares entitled to vote on the matters specified in such written request. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate.

     Whenever a matter is required to be voted by Shareholders of the Trust in the aggregate under Section 6.8 and Section 6.9(g) of the Declaration, the Trust may either hold a meeting of Shareholders of all series to vote on such matter, or hold separate meetings of Shareholders of each of the individual series or classes to vote on such matter, provided that (i) such separate meetings shall be held within one year of each other and (ii) a quorum of the individual series or classes shall be present at each such separate meeting, and the votes of Shareholders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.

     SECTION 2. QUORUM. The holders of Shares representing thirty percent (30%)
     -----------------
of the voting power of the outstanding Shares entitled to vote present in person or by proxy shall constitute a quorum at any meeting of the Shareholders, except that where pursuant to any provision of law, the Declaration or these By-Laws a vote shall be taken by individual series or classes then Shares representing thirty percent (30%) of the voting power of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. In the absence of a quorum, any lesser number of outstanding Shares entitled to vote present in person or by proxy may adjourn the meeting from time to time until a quorum shall be present. For the purposes of establishing whether a quorum is present, all shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.

     SECTION 3. NOTICE OF MEETINGS. Notice of all meetings of Shareholders,
     -----------------------------
stating the time, place and purposes of the meeting, shall be given by the Trustees in accordance with the Declaration, mailed or sent at least 10 days and not more than 90 days before the date for the meeting set forth in such notice. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 90 days after the notice of the original meeting was mailed or sent. No notice need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder's current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or the Shareholder's attorney thereunto authorized, is filed with the records of meeting. Where separate meetings are held for Shareholders of each of the individual series to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section 3.

     SECTION 4. RECORD DATE. For the purpose of determining the Shareholders who
     ----------------------
are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 90 days prior to the date of any meeting of Shareholders (before giving effect to any adjournments) or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purpose. Where separate meetings are held for Shareholders of each of the individual series to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, the record date of each such separate meeting shall be determined in the manner described above in this
Section 4. Only Shareholders of record on the record date so determined shall have the rights described in this Section, notwithstanding any subsequent transfer of Shares on the books of the Trust. The Trustees also may select the time of day as of which the calculations for determining how many votes each Shareholder is entitled to pursuant to the Declaration shall be performed.

     SECTION 5. PROXIES. At any meeting of Shareholders, any holder of Shares
     ------------------
entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Any Shareholder may give instructions through telephonic, electronic or telegraphic methods of communication or via facsimile or the Internet for another person to execute his or her proxy, pursuant to procedures established by the Trust that are reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder's name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.

     SECTION 6. INSPECTION OF RECORDS. The records of the Trust shall be open to
     --------------------------------
inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

     SECTION 7. ACTION WITHOUT MEETING. Any action which may be taken by
     ---------------------------------
Shareholders may be taken without a meeting if Shareholders holding Shares representing a majority of the voting power of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    TRUSTEES
                                    --------

     SECTION 1. MEETINGS OF THE TRUSTEES. The Trustees may in their discretion
     -----------------------------------
provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman or by any Trustee. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee, at least two days before the meeting, or shall be faxed, cabled or sent by other electronic means to each Trustee at the Trustee's business, residence or electronic address, or personally delivered to the Trustee, at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by the Trustee before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone or video conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a telephone or video conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such a consent shall be treated as a vote for all purposes.

     SECTION 2. QUORUM AND MANNER OF ACTING. A majority of the Trustees then in
     --------------------------------------
office shall constitute a quorum for the transaction of business at any regular or special meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

     SECTION 3. CHAIRMAN. The Trustees may elect from their own number a
     -------------------
Chairman, to hold office until his or her successor shall have been duly elected and qualified. The Chairman shall preside at all meetings of the Trustees and shall have such other duties as may be assigned to him or her from time to time by the Trustees.

     SECTION 4. COUNSEL AND EXPERTS. The Trustees of the Trust who are not
     ------------------------------
"interested persons" of the Trust pursuant to the 1940 Act may, by vote of a majority of such Trustees, at the Trust's expense, engage such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time.

                                    ARTICLE V

                          COMMITTEES AND ADVISORY BOARD
                          -----------------------------

     SECTION 1. EXECUTIVE AND OTHER COMMITTEES. The Trustees may elect from
     -----------------------------------------
their own number an Executive Committee to consist of not less than three Trustees to hold office at the pleasure of the Trustees. While the Trustees are not in session, the Executive Committee shall have the power to conduct the current and ordinary business of the Trust, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to the Executive Committee except those powers which by the Declaration or these By-Laws the Trustees are prohibited from so delegating. The Trustees may also elect other Committees (which Committees may include individuals who are not Trustees) from time to time, the number comprising such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the terms of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such

Committee. In the absence of such designation a Committee may elect its own chairman.

     SECTION 2. MEETING. QUORUM AND MANNER OF ACTING. The Trustees may (i)
     -----------------------------------------------
provide for stated meetings of any Committee, (ii) specify the manner of calling and notice required for special meetings of any Committee, (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (v) authorize the members of a Committee to meet by means of a telephone or video conference circuit. Notwithstanding the foregoing, in the absence of such provision, specification or authorization by the Trustees, the provisions of these By-Laws applicable to meetings and actions by the Trustees shall apply, mutatis mutandis, to meetings of, and the exercise of powers delegated to, a Committee.

     Each Committee may keep regular minutes of its meetings and shall keep records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

     SECTION 3. ADVISORY BOARD. The Trustees may appoint an Advisory Board to
     -------------------------
consist in the first instance of not less than three members. Members of such Advisory Board shall not be Trustees or officers and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may by vote provide and may resign therefrom by a written instrument signed by him or her which shall take effect upon its delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by resolution provide.

                                   ARTICLE VI

                                    OFFICERS
                                    --------

     SECTION 1. GENERAL PROVISIONS. The officers of the Trust shall be a
     -----------------------------
President, a Treasurer or a Controller and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Treasurers or Assistant Controllers and one or more Assistant Secretaries. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

     SECTION 2. TERM OF OFFICE AND QUALIFICATIONS. Except as otherwise provided
     --------------------------------------------
by law, the Declaration or these By-Laws, each of the President, the Treasurer and the Secretary shall be in office until his or her resignation is accepted by the Trustees or until his or her respective successor shall have been duly elected and qualified, or in each case until he or she sooner dies or is removed. All other officers shall hold office at the pleasure of the Trustees. Any two or more offices, except those of President and Vice-President, may be held by the same person. Any officer may be, but none need be, a Trustee or Shareholder.

     SECTION 3. REMOVAL. The Trustees, at any regular or special meeting of the
     ------------------
Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees. Any officer or agent appointed by any officer or Committee may be removed with or without cause by such appointing officer or Committee.

     SECTION 4. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the
     ---------------------------------------------
principal executive officer of the Trust. Subject to the control of the Trustees and any committee of the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him or her by the Trustees.

     SECTION 5. POWERS AND DUTIES OF VICE PRESIDENTS. In the absence or
     -----------------------------------------------
disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees or the President.

     SECTION 6. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall be the
     ---------------------------------------------
principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his or her hands to such custodian as the Trustees may employ. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees. The Treasurer shall give a bond for the faithful discharge of his or her duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require. The principal financial and accounting officer of the Trust may be the Controller instead of the Treasurer, in which case all provisions of these By-Laws concerning the Treasurer shall be deemed to refer to the Controller instead.

     SECTION 7. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the
     ---------------------------------------------
minutes of all meetings of the Shareholders in proper books provided for that purpose; shall keep the minutes of all meetings of the Trustees; shall have custody of the seal of the Trust; and shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent or one or more Shareholder Servicing Agents. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

     SECTION 8. POWERS AND DUTIES OF ASSISTANT TREASURERS. In the absence or
     ----------------------------------------------------
disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him or her by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his or her duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require. If the principal financial and accounting officer of the Trust is the Controller, all provisions of these By-Laws concerning Assistant Treasurers shall be deemed to refer to Assistant Controllers.

     SECTION 9. POWERS AND DUTIES OF ASSISTANT SECRETARIES. In the absence or
     -----------------------------------------------------
disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

     SECTION 10. COMPENSATION. Subject to any applicable law or provision of the
     ------------------------
Declaration, the compensation of the officers, Trustees, Trustees Emeritus and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any committee of officers upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.


                                   ARTICLE VII

                                   FISCAL YEAR
                                   -----------

     The fiscal year of the Trust shall begin on the first day of August in each year and shall end on the last day of July in the next year, provided, however, that the Trustees may from time to time change the fiscal year of the Trust or any series.

                                  ARTICLE VIII

                                      SEAL
                                      ----

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE IX

                                WAIVERS OF NOTICE
                                -----------------

     Whenever any notice is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been faxed, cabled or sent by other electronic means for the purposes of these By-Laws when it has been delivered to a representative of any cable or wireless company with instruction that it be cabled, or when a confirmation of such facsimile being sent or such electronic transmission is generated. Any notice shall be deemed to be given at the time when the same shall be mailed, cabled or sent by other electronic means.

                                    ARTICLE X

                           SALE OF SHARES OF THE TRUST
                           ---------------------------

     SECTION 1. ISSUANCE AND SALE. The Trustees may from time to time issue and
     ----------------------------
sell or cause to be issued and sold Shares for cash or other property. The Shares, including such Shares which may have been repurchased by the Trust (herein sometimes referred to as "Treasury Shares"), may be sold at a price based on the net asset value thereof (as defined in Article XI hereof) determined by or on behalf of the Trust next after the sale is made or at some later time after such sale.

     No Shares need be offered to existing Shareholders before being offered to others. No Shares shall be sold by the Trust (although Shares previously contracted to be sold may be issued upon payment therefor) during any period when the determination of net asset value is suspended. In connection with the acquisition by merger or otherwise of all or substantially all the assets of an investment company (whether a regulated or private investment company), the Trustees may issue or cause to be issued Shares and accept in payment therefor such assets at not more than market value in lieu of cash, notwithstanding that the federal income tax basis to the Trust of any assets so acquired may be less than the market value, provided that such assets are of the character in which the Trustees are permitted to invest the funds of the Trust.

     SECTION 2. SHARE CERTIFICATES. No certificates certifying the ownership of
     -----------------------------
Shares shall be issued, except as the Trustees may otherwise determine from time to time. Certificates representing Shares shall be signed in the name of the Trust by the President or a Vice President, and by the Treasurer or an Assistant Treasurer (which signatures may be either manual or facsimile, engraved or printed). In case any officer who shall have signed such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Trust with the same effect as if such officer were still in office at the date of their issuance. Transfers of Shares represented by a certificate shall be made only on surrender of any certificate or certificates for such Shares properly endorsed.

     SECTION 3. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any
     ----------------------------------------------------
certificate representing Shares shall immediately notify the Trust of any loss, destruction or mutilation of such certificate, and the Trust may issue a new certificate in the place of any certificate theretofore issued by it which the holder thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Trustees may, in their discretion, require such owner or his legal representatives to give to the Trust a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Trustees in their absolute discretion shall determine, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Trustees, in their absolute discretion, may refuse to issue any such new certificate, except as otherwise required by law.

                                   ARTICLE XI

                            NET ASSET VALUE OF SHARES
                            -------------------------

     SECTION 1. TIME OF DETERMINATION. The net asset value of each Share
     --------------------------------
outstanding shall be determined by the Trustees on each business day (which term shall, whenever it appears in these By-Laws, be deemed to mean each day when the New York Stock Exchange is open for trading) as of such time or times of day as the Trustees may establish, in their discretion, from time to time. The power and duty to determine net asset value may be delegated by the Trustees from time to time to one or more of the Trustees or officers of the Trust, or to any investment adviser, custodian, fund accounting agent or Transfer Agent. Determinations of net asset value made by the Trustees or their delegates in good faith are binding on all parties concerned.

     SECTION 2. SUSPENSION OF DETERMINATION. The Trustees may declare a
     --------------------------------------
suspension of the determination of net asset value to the extent permitted by the 1940 Act.

     SECTION 3. COMPUTATION. The net asset value of each Share of the Trust or
     ----------------------
of each series or class as of any particular time shall be determined pursuant to such method as the Trustees may establish, in their discretion, from time to time.

                                   ARTICLE XII

                           DIVIDENDS AND DISTRIBUTIONS
                           ---------------------------

     SECTION 1. LIMITATIONS ON DISTRIBUTIONS. The total of distributions to
     ---------------------------------------
Shareholders of the Trust or a series or class paid in respect of any one fiscal year, subject to the exceptions noted below, shall, when and as declared by the Trustees be approximately equal to the sum of

     (A) The net income, exclusive of the profits or losses realized upon the sale of securities or other property of the Trust or series, for such fiscal year, determined in accordance with generally accepted accounting principles (which, if the Trustees so determine, may be adjusted for net amounts included as such accrued net income in the price of Shares issued or repurchased), but if the net income exceeds the amount distributed by less than one cent per share outstanding at the record date for the final dividend, the excess shall be treated as distributable income for the following fiscal year; and

     (B) in the discretion of the Trustees, an additional amount which shall not substantially exceed the excess of profits over losses on sales of securities or other property for such fiscal year.

     The decision of the Trustees as to what, in accordance with generally accepted accounting principles, is income and what is principal shall be final and binding on all parties concerned, and except as specifically provided herein the decision of the Trustees as to what expenses and charges of the Trust shall be charged against principal and what against income shall be final and binding on all parties concerned, all subject to any applicable provisions of the 1940 Act and rules, regulations and orders of the Commission promulgated thereunder. For the purposes of the limitation imposed by this Section 1, Shares issued pursuant to Section 2 of this Article XII shall be valued at the amount of cash which the Shareholders would have received if they had elected to receive cash in lieu of such Shares.

     Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give to the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes. Any payment made to Shareholders pursuant to clause (B) of this Section 1 shall be accompanied by a written statement showing the source or sources of such payment, and the basis of computation thereof.

     SECTION 2. DISTRIBUTIONS PAYABLE IN CASH OR SHARES. The Trustees shall have
     --------------------------------------------------
power, to the fullest extent permitted by the laws of the Commonwealth of Massachusetts but subject to the limitation as to cash distributions imposed by
Section 1 of this Article XII, at any time or from time to time to declare and cause to be paid distributions payable at the election of any Shareholder (whether exercised before or after the declaration of the distribution) either in cash or in Shares, provided that the sum of (i) the cash distribution actually paid to any Shareholder and (ii) the net asset value of the Shares which that Shareholder elects to receive, in effect at such time at or after the election as the Trustees may specify, shall not exceed the full amount of cash to which that Shareholder would be entitled if the Shareholder elected to receive only cash. In the case of a distribution payable in cash or Shares at the election of a Shareholder, the Trustees may prescribe whether a Shareholder, failing to express his or her election before a given time shall be deemed to have elected to take Shares rather than cash, or to take cash rather than Shares, or to take Shares with cash adjustment for fractions.

     SECTION 3. STOCK DIVIDENDS. Anything in these By-Laws to the contrary
     --------------------------
notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders a "stock dividend" out of either authorized but unissued Shares or Treasury Shares of the Trust or both.

                                  ARTICLE XIII

                                   AMENDMENTS
                                   ----------

     These By-Laws, or any of them, may be altered, amended, repealed or restated, or new By-Laws may be adopted, at any time by the Trustees.